Exhibit 99.1



                      [Letterhead of Deloitte & Touche LLP]


September 19, 2006


The Audit Committee of the Board of Directors
National Atlantic Holdings Corporation
4 Paragon Way
Freehold, NJ  07728

Dear Committee Members:

This morning we notified Frank Prudente of our decision not to respond to the Company's request for proposal dated September 7, 2006 ('the RFP'). Accordingly, we confirm our resignation as the Company's auditor of record effective today.

If you have any questions, please contact John Doyle at 973-683-6476.

Sincerely,



/s/Deloitte & Touche LLP



cc: Mr. James V. Gorman, Chairman of the Board and Chief Executive Officer Mr. Frank J. Prudente, Executive Vice President and Treasurer